EXHIBIT 99.2

Annual Meeting Script

Casey’s General Stores, Inc.

September 19, 2014

SLIDE 1—ANNUAL MEETING

Good morning ladies and gentlemen, and welcome. I’m Bob Myers, Chairman & CEO of Casey’s General Stores and I am pleased to welcome you to our 2014 annual shareholders meeting. I will now call this meeting to order.

The entire Casey’s team appreciates you coming to learn more about the results of fiscal 2014 and the Company’s expectations for fiscal 2015 and beyond.

[Brief pause.]

At this time, let me introduce the other members of your board of directors. Our talented board provides valuable guidance and energy each year that helps Casey’s continue to build shareholder value. Will each of the board members please stand as I call your name and remain standing until all are introduced?

Bill Kimball—Bill is the retired Chairman and CEO of Medicap Pharmacy, Inc. and is the Lead Director of Casey’s Board.

Ken Haynie—Ken is our longest serving member of the Board. He is a retired lawyer and formerly of counsel to the law firm of Ahlers & Cooney.

Diane Bridgewater— Diane is the Executive Vice President, Chief Financial and Administrative Officer of LCS, (Life Care Services).

Jeff Lamberti—Jeff is the former President of the Iowa Senate and current President and Managing Shareholder with the law firm of Lamberti, Gocke, & Luetje, P.C.

Richard Wilkey— Richard is a management and development consultant to various companies in the Midwest, the former City Manager of Des Moines, and was previously an executive for the Weitz Corporation and its subsidiaries.

Lynn Horak – Lynn is the past Chairman of Wells Fargo Regional Bank.

Johnny Danos—Johnny is the retired President of the Greater Des Moines Community Foundation and now the Director of Strategic Development for LWBJ, LLP.

Larree Renda – Larree is not with us today and this is the first year Larree has been on the ballot. She is an Executive Vice President of Safeway, Inc, and has served in a variety of roles during her 40 year career with Safeway. Larree is originally from the Des Moines area and we very much look forward to her contribution to the team.

Please join me in thanking these dedicated individuals who work very hard representing the best interests of all of us, the shareholders.

[Step back from microphone, begin applause, return to microphone when it subsides.]

There are some special guests with us this morning who also work very hard on our behalf. Please stand when I call your name and remain standing until all are introduced.

Jerry Borowick—Jerry is the managing partner of the Des Moines office of KPMG, the independent public accounting firm which audits Casey’s.

Bill Noth—Bill is our securities counsel and is a member of the Ahlers & Cooney firm.

Charlie Zade—Charlie is representing our transfer agent and registrar, Computershare Trust Company, and is serving as inspector of the election.

Thank you all for your assistance.

[Pause]

The Secretary has reported receipt of Computershare’s affidavit that notice of this annual meeting, the proxy statement, the form of proxy and the annual report were mailed to shareholders on August 8, 2014.

In addition, our Secretary has reported that a certified list of the holders of the Company’s common stock, at the close of business on July 28, 2014, the record date for this meeting, was prepared and certified by Computershare. The list of shareholders and these other documents will be filed with the records of the Company.

At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the meeting shall constitute a quorum. We have been advised by Computershare that a quorum is present at this meeting. I therefore declare this meeting open for business.

As set forth in the notice sent to each of the shareholders of the Company, the business of this meeting includes three items: a) To elect three Class I directors for terms expiring in 2017; b) To ratify the appointment of KPMG LLP as Casey’s independent auditor for the fiscal year ending April 30, 2015 and c) To hold an advisory vote on our named executive officer compensation.

The Company is nominating the three directors listed in our proxy statement. They are Diane Bridgewater, Larree Renda and myself. The Company has not received notice of any other nominees, and therefore I declare the nominations closed. We will also vote at the same time on the proposal to ratify appointment of the Company’s independent auditors and on the advisory vote concerning executive compensation. The Company has not received any other shareholder proposals.

I now declare the polls open for voting. As a reminder, if you have already voted by mail, phone or internet, you do not need to vote again by ballot unless you wish to change your vote. If anyone has not voted by proxy or wishes to change their vote, please raise your hand to request a ballot. If there are any questions about any of these procedures or proceedings, we will be happy to help. Please raise your hand if you have a question.

[If any shareholder asks to speak or ask questions with regard to any of the matters to be voted on, allow brief remarks or questions.]

Has anyone present not voted by proxy or does anyone want to change a vote and need a ballot? (If people need ballots, have Charlie distribute them) Once your ballot is completed, please pass your ballots to the end of each aisle so Charlie can collect them.

[Pause]

The time is XX:XX, and I now declare that the polls are closed.

As usual, the remainder of the meeting consists of a brief presentation from some of our executive officers followed by a question and answer session in which shareholders are invited to participate.

I would like to remind you that certain statements may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

I will begin with some commentary regarding our long-term strategic plan and outline our short-term goals for fiscal 2015. After that a few of our senior officers will provide more detail on the past year’s performance.

[Pause]

[Hand the coins out]

SLIDE 2— Warehouse Construction

As shareholders you are well aware of the success the Company has been able to achieve in growing the business and ultimately growing our investment. In addition to growing stores via new store construction and acquisitions, we have rolled out several initiatives such as 24-hour conversion, major remodels, and even pizza delivery. During the last fiscal year we built 44 new stores, acquired an additional 28 stores, and replaced 20 stores. We ended the fiscal year with 1,808 stores.

And we don’t plan on slowing down. We believe there is ample opportunity to grow the business in our existing 14 states and beyond. To facilitate this growth, we recently broke ground on our second distribution center located in Terre Haute, Indiana. In addition, we are close to completing a 38 thousand square foot expansion of our Distribution Center here at our corporate headquarters. We believe our unique self-distribution model is a critical component of our future growth, and these two projects will enable us to add a considerable number of stores for many years to come. They will also make our existing distribution system more efficient.

Slide 3 – customer paying

We also spent time this past year to update and refine our long-term strategic plan. This was a challenging endeavor and one that required input from our Board of Directors, the entire Management Team and many employees, and the assistance of an independent third party consultant and after many months, we concluded, that our long term strategic goal is as follows: For our customers, our associates, and the communities we serve. By the year 2030, we aim to proudly serve and satisfy 1.5 billion customers a year, one customer at a time. And our purpose-to make the daily lives of our customers and communities better. I’m having our staff hand out tokens representing what I have just said and I’ll take a moment to walk you through this token. .

Slide 4 – our purpose

Slide 5 – our core values

Slide 6 – long-term strategic goal

Here’s why this is so significant, considering our customer count in fiscal 2014 was just over  1⁄2 billion people, some may say this is an aggressive goal to serve 1  1⁄2 billion people by 2030. But rest assured our employees are dedicated to delivering on this result, and although this will not make us the largest chain in the industry which is not our goal, it will certainly provide for a significant increase in shareholder value. More importantly, we have a clear focus on where we are going and equally, what we need to do to get there.

[Dim the lights]

So now let’s take a few moments to discuss our outlook for fiscal 2015.

SLIDE 7– FISCAL 2014 GOALS

Our fiscal 2015 goals are as follows:

•	Increase same-store grocery & other merchandise sales 5.3% with a margin of 32.1%

•	Increase same-store prepared food & fountain sales 9.5% with a margin of 60%

•	Increase same-store fuel gallons 1% with a margin of 15.3¢ per gallon

•	Build or acquire 72 to 108 stores and replace at least 25 stores.

(pause)

Our leadership team is excited about our many initiatives and our momentum going into fiscal 2015. Thank you for your investment in our company and rest assured our more than 30,000 Casey’s employees are focused on driving profitable growth and continuing our strong legacy of building shareholder value.

Slide 8 – Casey’s logo

Next, our President and Chief Operating Officer, Terry Handley, is going to share more detailed information about the fiscal 2014 performance of Casey’s three business categories and also update you on our first quarter performance for fiscal 2015.

[Terry]

Thank you, Bob.

SLIDE 9 —Fuel CHART

In fiscal 2014, same-store gallons were up 3.1% with an average margin of 16.8 cents per gallon. Total gallons sold were up 8.4% and gross profit from fuel sales was $280 million, up 2.7% from the previous fiscal year.

During fiscal 2013, Casey’s partnered with Hy-Vee to offer a Fuel Saver program to customers who shop at Hy-Vee. We continued to see a lift in gallons as a result of this program. Casey’s stores with over 10 fuel saver transactions per month posted fuel gallon sales increases close to 4.7%. This strategy has proven to be effective in growing fuel sales and we are currently looking for potential partners within our market area that do not overlap with Hy-Vee.

Renewable fuel credits, commonly known as RINs, reached record highs in fiscal 2014. Casey’s was fortunate to take advantage of this high market and sold over 48 million credits for $29.6 million throughout the fiscal year. This certainly helped Casey’s achieve a record fuel margin in fiscal 2014. We will continue to blend ethanol with fuel in markets where it is possible to do so, and the company stands to benefit if RIN values rise again.

SLIDE 10—Q1 FUEL CHART

For the first quarter of fiscal 2015, same-store gallons sold were up 3%, ahead of our annual goal of 1%. We continued to benefit from increased utilization of the fuel saver program throughout the quarter. The average margin for the first quarter was 19.6 cents per gallon, which is also above our 2015 goal of 15.3 cents. Total gallons sold for the quarter were up 8.8% to 464 million gallons.

[Pause]

SLIDE 11 —INSIDE SALES & GROSS PROFIT CHART

Inside sales is the combination of the Grocery & Other Merchandise and Prepared Food & Fountain categories. In fiscal 2014, revenue from inside sales reached $2.2 billion, with gross profit of $911 million and an average margin of 40.6%.

[Pause]

SLIDE 12 —G&OM CHART

Our fiscal 2014 goal for Grocery and Other Merchandise was to increase same-store sales 5% with an average margin of 32.3%. For the year, same-store sales rose 7.4% with an average margin of 32.1%

Beer and beverages performed especially well throughout fiscal 2014. This is due in large part to the significant investment the Company has made increasing the number of cooler doors and adding walk-in beer coolers to new and acquired stores, as well as the majority of our remodeled and replaced stores. We believe our customers appreciate the expanded product selection as the extra space allows us to offer specialty beers such as microbrews and imports.

Cigarettes and tobacco continue to be a challenging area. Legislative efforts to tax the product, as well as cost increases from the manufacturers are making it difficult to grow the profitability of cigarettes. Although this pressure caused us to post a margin slightly below goal, we experienced positive carton movement and were still able to grow total gross profit dollars by 9.8% for the entire grocery and other merchandise category.

SLIDE 13—Q1 G&OM CHART

For the first quarter of fiscal 2015, same-store sales for Grocery & Other Merchandise were up 7.7% with an average margin of 32.5%, both ahead of our annual goals. Sales were strong throughout the category despite a somewhat cool, wet summer. Total gross profit for the quarter increased 12.5% to $156 million. Total sales for the quarter rose 13% to $479 million.

[Pause]

SLIDE 14 —PF&F CHART

Our prepared food category continues to perform well. Same-store sales were up 11.8% with an average margin of 61.1% for fiscal 2014. Total sales were up 16.7% to $659 million, while gross profit dollars rose 15.5% to $403 million.

SLIDE 15 — Pizza slide from page 10 of annual report

While prepared food sales have been strong throughout the entire chain, the category has been positively impacted by three specific operating initiatives: expanding operations to 24 hours a day, performing major remodels, and adding pizza delivery service. These initiatives enable the Company to provide a larger variety of food service offerings, such as our made-to-order subs and expanded coffee bars, while at the same time making it easier for the customer to purchase them whether it is delivered to their home or stopping in the store after their night shift. There is no doubt that our customers are busy and expect quality food in a timely manner. Fortunately, Casey’s has been offering pizza and donuts long before it became popular in the industry, which puts us in an excellent position to capitalize on this favorable trend.

Commodity costs adversely impacted margins in fiscal 2014, and we expect that pressure to continue into fiscal 2015. However, we believe competition is also impacted by these pressures and we will monitor the retail price environment accordingly. The Company feels it is critical to be competitive on price in this category, and we promise to continue to deliver value to our customers in addition to a quality product.

SLIDE 16—Q1 PF&F CHART

Fiscal 2015 is off to another great start for the Prepared Food & Fountain category. First quarter same-store sales were up 11.1% with an average margin of 59.9%. The increase was due in large part to higher retail prices from rolling out a larger pizza slice in our warmers as well as the continued roll-out of the initiatives previously mentioned. Total sales for the category were up 17.1% to $195 million, and gross profit increased 13.4% to $117 million.

[Pause]

SLIDE 17—CASEY’S LOGO

I will now turn the podium over to Bill Walljasper, our Chief Financial Officer and investor relations contact. Bill will talk with you about Casey’s financial condition in fiscal 2014 and expectations for fiscal 2015.

[Bill]

SLIDE 18—BALANCE SHEET CHART

Thank you Terry. On April 30, 2014, cash and cash equivalents totaled $122 million. Our long-term debt, net of current maturities was $854 million. Our debt to EBITDA ratio is currently at 2.2 times, which is one of the lowest ratios in the industry. During this time shareholder equity increased to $720 million. Our balance sheet remains strong and positions us well to capitalize on future opportunities.

SLIDE 19—CASEY’S LOGO

In fiscal 2014, operating expenses increased 12.7% to $857 million. The majority of the expense increase was associated with stores that were newly constructed, acquired or replaced in the last two years, along with the stores impacted by the three operational initiatives discussed earlier.

Cash flow from continuing operations were $314 million in fiscal 2014, while capital expenditures were $337 million.

Our disciplined approach to growing the business allowed us to borrow $200 million at the start of fiscal 2014 at an average interest rate of 3.7% for 15 years. These historically low interest rates will enable us to finance a significant amount of new store construction and acquisition activity, as well as the distribution center projects Bob mentioned earlier.

Although the Company is very excited to lock in such attractive interest rates for the next 15 years, it remains critical that we perform at the same high level shareholders have come to expect. From new store construction, to remodeling and replacing existing stores, return on invested capital is a metric applied to every capital project we undertake. We will continue to monitor the performance of all of our initiatives, and adjust accordingly if the data indicates a need to do so.

SLIDE 20—FY13 CAPITAL EXPENDITURE BUDGET CHART

As outlined in our recent annual report, our fiscal 2015 capital expenditure budget includes $200 to $250 million for new store construction and acquisition activity and $57 million for replacement activity. We project expenditures of $53 million for maintenance and remodeling, $35 million for transportation and information systems, as well as $15 million for the 2nd warehouse and current distribution center expansion.

[Pause]

We currently have 12 sell-side analysts covering our Company. We believe the investment community recognizes and appreciates that we set annual goals, hold ourselves accountable for them, and report the progress towards those goals on a monthly and quarterly basis. In fact Forbes magazine recently recognized Casey’s as one of the most trustworthy publicly traded companies in the United States. We received the top score of more than 8,000 companies reviewed, and were also recognized for making the top 100 of this list four times. We are very proud of this recognition and believe it reinforces our efforts of being as transparent as possible to our shareholders.

SLIDE 21—STOCK PRICE PERFORMANCE CHART

We are also pleased with our operational performance and the positive impact it has had on our stock price. Since 2009 our stock price has increased 177%, which represents a 21% compounded annual growth rate.

SLIDE 22—DIVIDEND CHART

Casey’s also believes it is important to grow the dividend along with the business. At the June meeting, the Board of Directors increased the quarterly dividend to $0.20 per share, an 11% increase from the quarterly dividend a year ago. This marks the 15th consecutive year that the dividend has been increased and the Company has grown the dividend at a compound annual growth rate of 19% since 2010.

Let me close by saying the entire management team is committed to meeting the performance goals for fiscal 2015 and will continue to be focused on driving shareholder value in the future.

[Pause]

Now let me turn the podium back over to Bob.

[Bob] [Bring up the lights]

SLIDE 23—CASEY’S LOGO—LAST SLIDE

You’ve already met two of our four senior officers:

Terry Handley—President and Chief Operating Officer,

Bill Walljasper—Sr. V.P. & CFO and,

I would like to also introduce our two other senior executives:

Sam Billmeyer—Sr. V.P.–Logistics & Acquisitions.

Julie Jackowski—Sr. V.P. Corporate General Counsel & Human Resources

In addition, the other members of our management team include:

Darryl Bacon—V.P.–Food Service

Jay Blair – V.P. Transportation and Distribution

Hal Brown—V.P.–Support Services

Bob Ford—V.P.–Store Operations

Brian Johnson – V.P. – Finance and Corporate Secretary

Mike Richardson—V.P.–Marketing

Rich Schappert, VP – Information Technology

Cindi Summers, VP –Human Resources

I would also like to specifically introduce our newest officer to the Company,

Deborah Grimes – VP – Fuel Procurement and Delivery

Please join me in applauding this outstanding group of leaders and managers. [Step away from the lectern, lead applause, return, and continue.]

The management team and I will be glad to answer any other questions you may have.

[Bob facilitates the Q&A session—when there are no further questions, he closes the meeting.]

[Bob]

Before we adjourn, I note that, based on a preliminary vote count provided by Computershare Trust Company, our shareholders have elected all three of the nominees . In addition, the ratification of the appointment of KPMG as independent auditor and the compensation of our named executive officers have also been approved.

If there is no further business to come before this meeting, I declare we are adjourned.

As you’re leaving, feel free to pick up a copy of the fiscal 2014 annual report and this fiscal year’s first quarter press release.

On behalf of our Board and all Casey’s employees, thank you for attending today and we look forward to seeing you again next September.